UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2022

Eterna Therapeutics Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-11460	31-1103425
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10355 Science Center Drive, Suite 150
San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 582-1199

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.005 per share	ERNA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934:

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.

On November 30, 2022, Eterna Therapeutics Inc., a Delaware corporation (the “Company”), entered into a lease termination agreement (the “Termination Agreement”) with Torrey Pines Science Center Limited Partnership, a Delaware limited partnership (“Landlord”), to terminate that certain lease agreement (the “Lease”), dated as of March 31, 2022, pursuant to which the Landlord leases to the Company 5,193 square feet of office space located at 10355 Science Center Drive, San Diego, CA 92121 (the “Premises”). The Lease will terminate pursuant to the Termination Agreement if Landlord enters into a new lease agreement for the Premises with a designated third party on or before January 15, 2023, following which, upon notice to the Company from Landlord, the Lease will terminate as of 11:59 P.M. on February 28, 2023 (the “Termination Date”). The Company has agreed to pay Landlord a termination fee of $100,000, with (i) $46,000.00 payable within five business days following Landlord’s delivery of such notice and (ii) $54,000.00 payable on or before the Termination Date.  If not terminated as described in this Item 1.02, the Lease will expire in June 2027.

A description of the material terms of the Lease is set forth in Note 5 under the heading “Operating Leases” contained in the Company’s condensed consolidated financial statements in Part I Item 1 of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 filed with the Securities and Exchange Commission on November 14, 2022, which description is incorporated by reference in this Item 1.02 of this Current Report on Form 8-K.

The Company entered into the Termination Agreement in connection with the Company’s previously announced decision in the second quarter of 2022 to consolidate its research and development efforts in Cambridge, Massachusetts.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Eterna Therapeutics Inc.

Dated: December 6, 2022	By:	/s/ Andrew Jackson
Chief Financial Officer